                                                                EXHIBIT 2.02

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 1st day of June, 2000, by and between HELIUM, LLC, a California limited liability company ("Seller") and QUOKKA SPORTS, INC., a Delaware corporation ("Purchaser").

                                    RECITALS

         WHEREAS, Seller desires to sell and transfer certain of its software and related assets to Purchaser;

         WHEREAS, Purchaser desires to purchase, acquire and obtain such assets from Seller;

         WHEREAS, contemporaneous with this Agreement, Purchaser and Seller shall terminate that certain Services Agreement dated September 18, 1998 by and between the parties to this Agreement (the "Services Agreement") by entering into a termination agreement, a form of which is attached hereto as Exhibit A (the "Termination Agreement");

         WHEREAS, contemporaneous with the execution of this Agreement, Purchaser is entering into employment arrangements with Matthew Brocchini ("Brocchini"), Julie Spiegler ("Spiegler"), Gever Tulley ("Tulley"), Geetha Reddy ("Reddy") and Robert Jellinghaus ("Jellinghaus" and, together with Brocchini, Spiegler, Tulley and Reddy, the "New Employees"), in the forms attached hereto as Exhibits B-1, B-2, B-3, B-4 and B-5, respectively (the "Employment Offers"); and

         WHEREAS, contemporaneous with the execution of this Agreement, each of the New Employees shall execute and deliver to the Purchaser a noncompetition agreement (each, a "Noncompetition Agreement") and a proprietary information and inventions agreement (each, a "Proprietary Information and Inventions Agreement"), forms of which are attached hereto as Exhibits C and D, respectively.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    AGREEMENT

1.       SALE OF ASSETS.

         1.1 SALE AND PURCHASE OF ASSETS. Seller hereby sells, assigns, grants and transfers all of its right, title and interest in, and Purchaser hereby purchases, acquires and obtains all such right, title and interest in, all tangible and intangible assets solely associated with or solely relating to the software program known as "Expando," an HTML/Perl macro/templating language (the "Expando Program"), including, but not limited to, the following: all notes, drawings, designs, procedures, discoveries and inventions, including without limitation all copyrights (including any renewal rights), trade secrets, trademarks, service marks, trade names, brand names, business identifiers, logos, trade dress and slogans, in word, stylized or design formats, including all claims for infringement, and all registrations thereof and applications therefor and any other intellectual property rights solely associated with or solely related to the


                                       1.

EXPANDO PROGRAM (THE "ASSETS"). To the extent Seller cannot assign any of the Assets, Seller hereby waives and agrees never to assert any rights that Seller may have with respect to the Assets against Purchaser or any of Purchaser's licensees. If any of the Assets cannot be assigned to Purchaser or waived by Seller, Seller unconditionally and irrevocably grants to Purchaser, an exclusive, irrevocable, perpetual, worldwide, fully-paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to use, reproduce, create derivative works of, distribute, publicly perform and publicly display the Assets by all means now known or later developed.

         1.2 EXCLUDED ASSETS. Seller shall retain ownership rights and all other rights in and to all of its other assets not specified in Section 1.1 above (the "Excluded Assets"), including without limitation the Seller Options (as defined in Section 1.3(c)), Seller's accounts receivable, the HELIUM trademark and the helium.com domain name.

         1.3  CONSIDERATION FOR SALE OF ASSETS.

             (a) CASH PURCHASE PRICE. As partial consideration for the sale of the Assets to Purchaser, Purchaser shall pay to Seller Three Hundred Thousand Dollars ($300,000) in cash payable in four payments pursuant to the following schedule:




---------------------------------------  ---------------------------------------
             Payment Date                            Amount Payable
---------------------------------------- ---------------------------------------
---------------------------------------- ---------------------------------------
July 1, 2000                                            $75,000
---------------------------------------- ---------------------------------------
---------------------------------------- ---------------------------------------
October 1, 2000                                         $75,000
---------------------------------------- ---------------------------------------
---------------------------------------- ---------------------------------------
January 1, 2000                                         $75,000
---------------------------------------- ---------------------------------------
---------------------------------------- ---------------------------------------
April 1, 2001                                           $75,000
---------------------------------------- ---------------------------------------


             (b) (b) STOCK ISSUANCE. As additional consideration for the sale of the Assets to Purchaser, Purchaser shall issue to Seller One-Hundred Ninety-Thousand, Seven Hundred and Sixty Four (190,764) shares (the "Shares") of Purchaser's common stock, par value $0.0001 (the "Purchaser Common Stock"). The certificate(s) representing the Shares shall be delivered to Seller within five
(5) business days after execution of this Agreement.


             (c) ACCELERATION OF EXERCISABILITY OF OPTIONS. As additional consideration for the sale of the Assets to Purchaser, at the Closing the exercisability of those certain options previously granted to Seller to purchase a total of 195,000 shares of the Purchaser Common Stock (the "Seller Options") shall be accelerated and shall be fully exercisable. The Seller Options are those options to purchase shares of the Purchaser Common Stock as represented by four (4) Amended and Restated Non-Plan Nonstatutory Stock Options effective September 18, 1998, each granting Seller the right to purchase 45,000 shares of Purchaser Common Stock, and four (4) Amended and Restated Non-Plan Nonstatutory Stock Options effective April 2, 1999, each granting Seller the right to purchase 3,750 shares of Purchaser Common Stock. With respect to the shares underlying the Seller Options, Seller shall execute a lock-up agreement in the form attached hereto as Exhibit E (the "Lock-Up Agreement").


                                       2.

         1.4 CASH PURCHASE PRICE OFFSET. In the event any of the Assets are subject to any claims or liabilities arising from events occurring prior to the Closing Date (as defined in Section 1.5) that are not paid by Seller according to Seller's obligations under Section 4.2, Purchaser shall have the right to offset any amounts related to such claims or liabilities, to the extent arising prior to the Closing Date, against any amounts owed by Purchaser to Seller pursuant to Section 1.3(a), in accordance with the provisions of this paragraph. If Purchaser becomes aware of any claims or liabilities which Purchaser in good faith reasonably believes arose from events occurring prior to the Closing Date, Purchaser shall provide detailed written notice to Seller describing such claim or liability and shall propose an amount of offset ("Proposed Offset") against the amounts owed by Purchaser to Seller pursuant to Section 1.3(a). Seller shall have the right to object in writing to the Proposed Offset within thirty (30) days of the receipt of such notice. In the event Seller timely objects to the Proposed Offset, the parties agree to negotiate in good faith for a period of thirty (30) days. If the parties fail to reach agreement on the Proposed Offset within such thirty (30) day period, the matter may be submitted to arbitration by either party, which arbitration will be held pursuant to the then-current rules of the American Arbitration Association.

         1.5 CLOSING. The execution and delivery of the Lock-Up Agreement, the Termination Agreement, and each of the Employment Offers, Noncompetition Agreements and Proprietary Information and Inventions Agreements (collectively, the "Related Agreements") and the closing of the sale and purchase of the Assets under this Agreement (the "Closing") shall take place on the date hereof, at the offices of the Purchaser, or at such other time or place as the Seller and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

2.       REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller hereby represents and warrants to Purchaser as follows:

         2.1 ORGANIZATION; POWER AND AUTHORITY. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. Seller has the limited liability company power and authority to enter into and perform its obligations under this Agreement. All actions on Seller's part required for the lawful execution and delivery of this Agreement have been taken. Upon execution and delivery of this Agreement, the terms of this Agreement will be enforceable, valid and binding obligations of Seller, except as limited by (i) the application of laws relating to bankruptcy, insolvency and the relief of debtors and (ii) general principles of equity.

         2.2 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement by Seller (i) will not result in the breach of the terms of, or result in a termination or modification of, or constitute a default under, or conflict with, any agreement or other instrument by which Seller is bound or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation, and (ii) does not require the consent of any other person or entity.

         2.3 ASSETS. Seller holds good and valid title to each of the Assets, and transfers such title to Purchaser, free and clear of all liens, mortgages, encumbrances and claims of every kind, nature or character. Prior to the Closing Date, Seller has taken all measures and precautions


                                       3.

reasonably necessary to protect and maintain the confidentiality and secrecy of the Assets. The Assets (i) do not infringe or conflict with any intellectual property right of any third party and (ii) have not been licensed to any third party on an exclusive basis.

         2.4 INVESTMENT REPRESENTATIONS. Seller understands that the Shares have not been registered under the Securities Act. Seller also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act of 1933, as amended (the "Securities Act") based in part upon Seller's representations contained in the Agreement.

         (a) SELLER BEARS ECONOMIC RISK. Seller has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Purchaser so that it is capable of evaluating the merits and risks of its investment in the Purchaser and has the capacity to protect its own interests. Seller must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration thereunder is available. Seller understands that the Purchaser has no present intention of registering the Shares. Seller also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Seller to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Seller might propose.

         (b) ACQUISITION FOR OWN ACCOUNT. Seller is acquiring the Shares for Seller's own account for investment only, and not with a view towards their distribution.

         (c) PURCHASER CAN PROTECT ITS INTEREST. Seller represents that by reason of its management's business and financial experience, Seller has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Seller is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

         (d)  [Deleted.]

         (e) PURCHASER INFORMATION. Seller has had an opportunity to discuss the Purchaser's business, management and financial affairs with directors, officers and management of the Purchaser and has had the opportunity to review the Purchaser's publicly filed documents, filed pursuant to the Securities Act or the Securities Exchange Act of 1934, or amended (the "Exchange Act"). Seller has also had the opportunity to ask questions of and receive answers from the Purchaser and its management regarding the terms and conditions of this investment.

         (f) RULE 144. Seller acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Seller has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Purchaser, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                                       4.

Purchaser agrees that it will cooperate in any way reasonably requested by Seller in ensuring and documenting Seller's compliance with Rule 144 in the resale of the Shares by Seller.

         2.5 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Seller in this Section 2, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         3.1 ORGANIZATION; Power and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has the corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action on the part of Purchaser. The obligations of Purchaser set forth in this Agreement constitute valid and binding obligations of Purchaser, enforceable in accordance with their terms and conditions, except as limited by (i) the application of laws relating to bankruptcy, insolvency and the relief of debtors and (ii) general principles of equity.

         3.2 VALID ISSUANCE. The Shares to be issued by Purchaser to Seller pursuant to this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. When and as delivered to the Seller, the certificates representing the Shares will vest title to the Shares in Seller, free and clear of any lien or security interest of any character.

         3.2 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement by Purchaser (i) will not result in the breach of the terms of, or result in a termination or modification of, or constitute a default under, or conflict with, any agreement or other instrument by which Purchaser is bound or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation, and
(ii) does not require the consent of any other person or entity.

         3.4 SECURITIES DOCUMENTS. Purchaser has filed all required documents (the "Securities Documents") with the SEC and all other federal and state securities regulatory authorities (the "Securities Authorities"). As of their respective dates, the Securities Documents complied in all material respects with the requirements of the Securities Authorities and none of the Securities Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.       COVENANTS.

         The parties hereby covenant as follows:

         4.1 ACCESS TO RECORDS. Seller agrees to provide Purchaser with access to all records pertaining to the Assets, during normal business hours upon reasonable notice, and to permit Purchaser to make copies thereof.


                                       5.

         4.2 LIABILITIES. Seller will be responsible for all liabilities associated with the Excluded Assets, including without limitation outstanding debt, liabilities related to legal claims and office lease obligations. Further, Seller will be responsible for all liabilities associated with the Assets, including without limitation outstanding debt, liabilities related to legal claims and office lease obligations, to the extent arising from events occurring prior to the Closing Date and will promptly pay all such amounts when due.

         4.3  PAYMENT OF INVOICES. Purchaser shall pay to Seller within thirty
(30) days after the Closing Date all amounts owed under any outstanding invoices issued by Seller to Purchaser for work performed under the Services Agreement. As of the Closing Date, the amount owed for work performed under the Services Agreement is $161,517.15. The parties acknowledge and agree that, notwithstanding anything to the contrary herein, the IOC Maintenance Agreement between Seller and Purchaser will continue in full force and effect after Closing, and that any current or future invoices under the IOC Maintenance Agreement will be paid according to its terms.

         4.3 COOPERATION. Upon and after the execution of this Agreement, Seller shall cooperate with Purchaser in an orderly transfer of the Assets, including, without limitation, promptly executing any and all additional instruments reasonably requested by Purchaser to effect or memorialize the assignment, sale and transfer of the Assets. Contemporaneous with the Closing, Seller will execute and deliver an Assignment of Trademark and an Assignment of Copyright in the forms of Exhibits F and G for each registered trademark and copyright which is among the Assets, and a Bill of Sale, in the form of Exhibit H.

5.       MISCELLANEOUS.

         5.1 ENTIRE AGREEMENT. This Agreement is the entire agreement between the parties and supersedes any previous agreements, whether oral or written, with respect to the subject matter hereof and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         5.2 ASSIGNMENT. No party may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder to any person or entity without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

         5.3 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated herein and therein, including costs and expenses related to legal fees, accounting and tax consultants, sales, use and other taxes, filing fees and termination fees.

         5.4 NOTICE. All notices required under this Agreement shall be in writing, shall be addressed to the parties at the addresses set forth on the signature page hereof, and shall be deemed delivered (i) upon delivery when delivered by hand or by overnight service, (ii) upon


                                       6.

receipt if delivered by fax and (iii) five days after deposit in the US mail, if sent by first class mail, postage prepaid.

         5.5 CONFIDENTIALITY. On and at all times after the Closing Date, (a) each party shall keep confidential and not use or disclose to any other person, any non-public document or other non-public information in such party's possession that relates to the business of the other party and (b) each party shall keep the terms of this Agreement, the Related Agreements and the transactions contemplated herein and therein strictly confidential; provided however, that either party may disclose such information if required to be disclosed by order of a court or as a matter of law, including without limitation any voluntary filing under the Securities Act or the Exchange Act. Notwithstanding the foregoing, Purchaser may, at its option, make a public statement regarding the hiring of the New Employees at any time after the Closing Date.

         5.6 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

         5.7 TITLES AND HEADINGS. The titles and headings in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.8 COUNTERPARTS. This Agreement may be executed in counterparts, whether by original photocopy or facsimile, each set of which shall be deemed an original.

         5.9 ATTORNEYS' FEES. In the event of any litigation or arbitration arising out of or relating to this Agreement or the transactions consummated hereby, the prevailing party shall be entitled to an award of attorneys' fees and costs.


                                       7.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                               QUOKKA SPORTS, INC.



                                               By: /s/ Al Ramadan
                                                   -----------------------------

                                               Name/Title: President & CEO
                                                           ---------------------

                                               Address:  525 Brannan Street,
                                                         Ground Floor
                                                         Attn. General Counsel
                                                         San Francisco, CA 94107

                                               Fax:      (415) 908-4069

                                               HELIUM, LLC



                                               By: /s/ Matt Brocchini
                                                   -----------------------------

                                               Name/Title: Manager
                                                           ---------------------

                                               Address:  199 Mississippi Street
                                                         San Francisco, CA 94107

                                               Fax:      (415) 865-3799



                                       8.

                                    EXHIBIT A

                              TERMINATION AGREEMENT

                                  EXHIBIT B-/1

                           BROCCHINI EMPLOYMENT OFFER

                                   EXHIBIT B-2

                            SPIEGLER EMPLOYMENT OFFER

                                   EXHIBIT B-3

                             TULLEY EMPLOYMENT OFFER

                                   EXHIBIT B-4

                             REDDY EMPLOYMENT OFFER

                                   EXHIBIT B-5

                          JELLINGHAUS EMPLOYMENT OFFER

                                    EXHIBIT C

                            NONCOMPETITION AGREEMENT

                                    EXHIBIT D

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                    EXHIBIT E

                                LOCK-UP AGREEMENT

                                    EXHIBIT F

                            ASSIGNMENT OF TRADEMARKS


         WHEREAS, HELIUM, LLC, a California limited liability company ("Seller"), has adopted, used and is using the trademarks listed on Schedule F attached hereto; and

         WHEREAS, QUOKKA SPORTS, INC., a Delaware corporation ("Purchaser"), desires to acquire said trademarks and any applications and regulations therefor;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Seller hereby assigns to Purchaser all of its right, title and interest worldwide in and to the trademarks listed on Schedule F together with the goodwill of the business symbolized by said trademarks, and any registrations and applications for such trademarks.

         Executed this 1st day of June, 2000.


                                        HELIUM, LLC



                                        By:
                                            -----------------------------------

                                        Name/Title:
                                                    ---------------------------

                                        Address:
                                                 ------------------------------
                                                 ------------------------------

                                   SCHEDULE F

                                   TRADEMARKS


TRADEMARK                                     APPLICATION OR REGISTRATION NUMBER

1.       Expando                                           NONE

                                    EXHIBIT G

                            ASSIGNMENT OF COPYRIGHTS


         WHEREAS, HELIUM, LLC, a California limited liability company ("Seller"), has adopted, used and is using the copyrights listed on Schedule G attached hereto; and

         WHEREAS, QUOKKA SPORTS, INC., a Delaware corporation ("Purchaser"), desires to acquire said copyrights and any applications and regulations therefor;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Seller hereby assigns to Purchaser all of its right, title and interest worldwide in and to the copyrights listed on Schedule G, together with the goodwill of the business symbolized by such copyrights and recordation thereof, and any registrations and applications for such copyrights.

         Executed this 1st day of June, 2000.



                                        HELIUM, LLC



                                        By:
                                            -----------------------------------

                                        Name/Title:
                                                    ---------------------------

                                        Address:
                                                 ------------------------------
                                                 ------------------------------

                                   SCHEDULE G



COPYRIGHT                                     APPLICATION OR CERTIFICATE NUMBER

                                    EXHIBIT H

                                  BILL OF SALE


         FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement of even date herewith (the "Agreement"), the undersigned hereby sells, assigns, transfers and conveys unto QUOKKA SPORTS, INC., a Delaware corporation ("Purchaser"), the Assets as defined in the Agreement.

         The undersigned hereby constitutes and appoints Purchaser its attorney-in-fact with full power of substitution in the name and stead of the undersigned to take such actions as Purchaser shall deem necessary to collect any of the Assets conveyed or intended to be conveyed hereby.

         IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of this 1st day of June, 2000.



                                        HELIUM, LLC



                                        By:
                                            -----------------------------------

                                        Name/Title:
                                                    ---------------------------

                                        Address:
                                                 ------------------------------
                                                 ------------------------------